UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

Republic Airways Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Brickyard Lane
Carmel, IN	46032
(Address of principal executive offices)	(Zip Code)

(317) 484-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RJET	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported, on November 25, 2025, Mesa Air Group, Inc. (“Mesa”) consummated the transactions contemplated by the Agreement, Plan of Conversion and Plan of Merger, dated April 4, 2025 (the “Merger Agreement”), with Republic Airways Holdings Inc. (“Legacy Republic”), as well as the transactions contemplated by the Three Party Agreement, dated as of April 4, 2025 (the “Three Party Agreement”), among Mesa, Legacy Republic, Mesa Airlines, Inc., United Airlines, Inc. and Mesa Representative (as such party is defined in the Three Party Agreement). Subject to the terms and conditions of the Merger Agreement, Legacy Republic merged with and into Mesa (the “Merger”), with the Mesa legal entity continuing as the surviving corporation following the Merger and renamed “Republic Airways Holdings Inc.” (the “Company”). Following the completion of the Merger, the business conducted by Legacy Republic became primarily the business conducted by the Company.

The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2025 (the “Original Report”), contains a description of the closing of the Merger and related matters, which description is incorporated herein by reference.

This Amendment No. 1 to the Original Report is being filed with the SEC solely to amend and supplement Item 9.01 of the Original Report to include the following information:

•

Unaudited condensed consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries, as of September 30, 2025 and December 31, 2024 and for the nine months ended September 30, 2025 and 2024, attached hereto as Exhibit 99.1;

•

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Republic Airways Holdings Inc. and subsidiaries for the nine months ended September 30, 2025 and 2024, attached hereto as Exhibit 99.2; and

•

Unaudited pro forma condensed combined financial information and accompanying notes, as of and for the nine months ended September 30, 2025, and for the year ended December 31, 2024, attached hereto as Exhibit 99.3

Additionally, the Company is filing its certificate of incorporation as Exhibit 3.1, given inadvertent omission from Exhibit 3.4 in the Original Report.

This Amendment No. 1 makes no other amendments to the Original Report and should be read in conjunction with the Original Report. This Amendment No. 1 does not purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing of the Original Report.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

Pursuant to General Instruction B.3 of Form 8-K, the audited consolidated financial statements of Legacy Republic as of December 31, 2024 and 2023 and for the years ended December 31, 2022, 2023, and 2024, including the independent auditor’s report, are not required in this Amendment No. 1 because such information was previously filed in the Company’s proxy statement / prospectus, related to its Registration Statement on Form S-4/S-1 (File No. 333-288622), as amended.

Exhibit 99.1 to this Amendment No. 1 contains the unaudited condensed consolidated financial statements of Legacy Republic, as of September 30, 2025 and December 31, 2024 and for the nine months ended September 30, 2025 and 2024 and is incorporated herein by reference.

(b) Pro Forma Financial Information.

Exhibit 99.3 to this Amendment No. 1 contains the unaudited pro forma condensed combined financial information and accompanying notes, as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024, giving effect to the Merger and related transactions and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Merger been completed as of the date presented and should not be taken as a representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances and are presented for informational purposes only.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Incorporation (annexed to Certificate of Merger)

99.1	Unaudited condensed consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries, as of September 30, 2025 and December 31, 2024 and for the nine months ended September 30, 2025 and 2024

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Republic Airways Holdings Inc. and subsidiaries for the nine months ended September 30, 2025 and 2024

99.3	Unaudited pro forma condensed combined financial information and accompanying notes, as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	REPUBLIC AIRWAYS HOLDINGS INC.

	By:	/s/ Joseph P. Allman
	Name:	Joseph P. Allman
	Title:	Senior Vice President and Chief Financial Officer